EXHIBIT 99.1

PEDEVCO Announces 1-For-20 Reverse Stock Split

HOUSTON, TX / (Globe Newswire) March 3, 2026 - PEDEVCO Corp. (NYSE American: PED) (“PEDEVCO” or the “Company”), a domestic energy company engaged in the acquisition and development of strategic, high growth energy projects in the Rocky Mountain region, today announced that it will conduct a reverse stock split of its outstanding shares of common stock at a ratio of 1-for-20 (the “Reverse Stock Split”). The Reverse Stock Split is expected to become effective on March 13, 2026 at 12:01 a.m. EDT (the “Effective Time”), with shares expected to begin trading on the NYSE American on a split-adjusted basis at market open on March 13, 2026.

The primary goal of the Reverse Stock Split is to reduce the number of outstanding shares and proportionately increase the per-share trading price, resulting in a more streamlined capital structure following the Company’s recently completed transformative merger with certain portfolio companies controlled by Juniper Capital Advisors, L.P. The Board believes this action will enhance the Company’s capital markets profile, improve the clarity and consistency of per-share metrics, and better position the Company with a broader range of institutional investors.

As a result of the Reverse Stock Split, every 20 shares of the Company’s common stock issued and outstanding as of the Effective Time will be converted into one share of the Company’s common stock. No change will be made to the trading symbol for the Company’s shares of common stock, “PED”, in connection with the Reverse Stock Split, however, the Company’s CUSIP number will change to 70532Y402 following the Reverse Stock Split.

The Reverse Stock Split is not related to any exchange listing requirements. The Reverse Stock Split was approved by the Company’s majority stockholders via a written consent to action without meeting on October 31, 2025, as disclosed in greater detail in the Company’s definitive information statement on Schedule 14C filed with the Securities and Exchange Commission on February 2, 2026 (the “Information Statement”), to be effected at the Board’s discretion within certain approved parameters. Following the effectiveness of the written consent on February 27, 2026, the final ratio was approved by the Company’s Board.

The Reverse Stock Split will reduce the number of shares of the Company’s outstanding common stock from approximately 266.0 million shares (as of the date of this press release) to approximately 13.3 million shares, subject to potential changes in the number of outstanding shares through the effective date of the Reverse Stock Split.

The Reverse Stock Split will affect all issued and outstanding shares of common stock. All outstanding options, and other securities entitling their holders to purchase or otherwise receive shares of common stock will be adjusted as a result of the Reverse Stock Split, as required by the terms of each security. The number of shares available to be awarded under the Company’s equity incentive plans will also be appropriately adjusted. Following the Reverse Stock Split, the par value of the common stock will remain unchanged at $0.001 par value per share. The Reverse Stock Split will not change the authorized number of shares of common stock or preferred stock. No fractional shares will be issued in connection with the Reverse Stock Split, and stockholders who would otherwise be entitled to receive a fractional share will instead receive cash in lieu of such fractional share, based upon the closing sale price of the common stock on the trading day immediately prior to the Effective Time as reported on the NYSE American.

Additional information regarding the Reverse Stock Split is available in the Information Statement and will be included in a Current Report on Form 8-K which the Company plans to file with the SEC on the effective date of the Reverse Stock Split.

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About PEDEVCO Corp.

PEDEVCO Corp (NYSE American: PED) is a publicly traded energy company engaged in the acquisition and development of strategic, high growth energy projects in the United States. The Company’s principal assets are its Rockies Assets located in the D-J Basin of Wyoming and Northern Colorado and the Powder River Basin in Wyoming. The Company also holds assets in the Permian Basin located in eastern New Mexico. PEDEVCO is headquartered in Houston, Texas. More information about PEDEVCO can be found at www.pedevco.com.

Forward-Looking Statements

This press release may contain forward-looking statements, including information about management’s view of PEDEVCO’s future expectations, plans and prospects, within the meaning of the federal securities laws, including the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions are intended to identify forward-looking statements within the meaning of the Act and such laws, and are subject to the safe harbor created by the Act and applicable laws. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of PEDEVCO and its subsidiaries to be materially different than those expressed or implied in such statements. The forward-looking statements include statements regarding the anticipated effects of the proposed Reverse Stock Split, the Company’s capital structure, per-share trading price, capital markets profile, per-share metrics, and ability to attract institutional investors, and others that are included from time to time in filings made by PEDEVCO with the Securities and Exchange Commission, including, but not limited to, in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of its Form 10-Ks and Form 10-Qs and in the Information Statement. These reports and filings are available at www.sec.gov. The Company cautions that the foregoing list of important factors is not complete. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on behalf of the Company are expressly qualified in their entirety by the cautionary statements referenced above. Other unknown or unpredictable factors also could have material adverse effects on PEDEVCO’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Media Contact:

PEDEVCO Corp.

(713) 221-1768

PR@pedevco.com

Investor Relations Contact:

Sean Mansouri, CFA or Laurent Weil

Elevate IR

(720) 330-2829

PED@elevate-ir.com

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